Exhibit 10.2

EXECUTION VERSION

Lock-Up Deed

Dated 18 July 2025

BHP BILLITON (UK) DDS LIMITED

and

LIFEZONE METALS LIMITED

This Deed is made on 18 July 2025

Between:

(1)	BHP BILLITON (UK) DDS LIMITED of Nova South, 160 Victoria Street, London, SW1E 5LB, United Kingdom (“BHP”); and

(2)	LIFEZONE METALS LIMITED of 2nd Floor, St George’s Court, Upper Church Street, Douglas, IM1 1EE, Isle of Man (the “Company”).

Whereas:

(A)	BHP holds 1,162,924 ordinary shares of US$0.0001 each in the share capital of the Company (the “Restricted Shares”).

(B)	BHP, the Company and certain other parties have entered into a share purchase agreement dated the date hereof pursuant to which BHP agreed to sell its shares in Kabanga Nickel Limited to the Company or an Affiliate thereof (the “SPA”).

(C)	In connection with the SPA, BHP has agreed to enter into this Deed to restrict the Transfer of the Restricted Shares for the Lock-Up Period and to grant the Company a right of first refusal in respect of a subsequent Transfer of the Restricted Shares following the Lock-Up Period.

It is agreed as follows:

1	Interpretation

In this Deed, unless the context otherwise requires, the provisions in this Clause 1 (Interpretation) apply:

1.1	Definitions

“Affiliates” means, in relation to any person, any subsidiary undertaking or parent undertaking of that person and any subsidiary undertaking of any such parent undertaking and “Affiliate” means any of them;

“Anti-Corruption Laws” means: (i) the law relating to combatting bribery and corruption of Tanzania, the Foreign Corrupt Practices Act of the United States of America, the UK Bribery Act 2010, the Criminal Code Act 1995 (Cth) of Australia and/or the principles of the Organization for Economic Co-operation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions; and (ii) the law relating to combating bribery and corruption in the countries of each such party’s place of incorporation, principal place of business and/or place of registration as an issuer of securities, and/or in the countries of each such party’s ultimate parent company’s place of incorporation, principal place of business and/or place of registration as an issuer of securities;

“Applicable Law” means all applicable legislation, statutes, directives, regulations, ordinances, decisions, licences, permits, consents, decrees, notices, instructions, policies, orders, judgments, decisions, by-laws and other applicable legislative measures or decisions, treaties, conventions and other agreements between states, or between states and supranational bodies and rules of common or civil law, in each case, having the force of law and having effect in any jurisdiction;

“Compliance Event” means the (i) the Company or any of its Affiliates becoming a Restricted Person, (ii) any court of competent jurisdiction or arbitral tribunal determining that the Company or any of its Affiliates has violated any applicable Anti-Corruption Laws, Sanctions Laws or anti-money laundering or counter-terrorism financing laws; and (iii) any settlement or compromise by the Company or any of its Affiliates or any (with or without admission of liability) of any claim or allegation by a Governmental Authority that the Company or any of its Affiliates has breached any applicable Anti-Corruption Laws, Sanctions Laws or anti-money laundering or counter-terrorism financing laws (including entry into of any deferred prosecution agreement or non-prosecution agreement in respect of any such claim/allegation);

“Exercise Notice” shall have the meaning given in Clause 3.4;

“Exercise Period” means, in relation to any Sale Notice, a period of 10 calendar days from the date of receipt of such Sale Notice;

“Exercise Right” shall have the meaning given in Clause 3.4;

“Governmental Authorities” means any competition, antitrust, anti-corruption, sanctions, anti-money laundering, counter-terrorism financing, foreign investment, national, supranational or supervisory or other government, governmental (whether trade, administrative, statutory or regulatory) bodies, agencies, commissions or authorities or any courts, tribunals, arbitral or judicial bodies, including any tax authorities and any governmental department, and “Governmental Authority” means any of them;

“Isle of Man Companies Act” shall have the meaning given in Clause 4.1.9;

“Lock-Up Period” means the period of twelve (12) months following the date of the SPA;

“Market Price” means, in relation to any Sale Notice concerning an On-Market Transaction, the five (5) day volume weighted average price per share of the Company (expressed in US dollars) starting from the sixth trading day before the date on which the relevant Sale Notice is delivered and ending on the trading day immediately prior to the date of the relevant Sale Notice;

“New York Stock Exchange” means the New York Stock Exchange LLC, a national securities exchange registered with the United States Securities and Exchange Commission, or any successor thereto, including any electronic or other trading platform operated by or on behalf of the New York Stock Exchange LLC or its successor, as applicable.

“Off-Market Transaction” means a Transfer (other than an On-Market Transaction);

“On-Market Transaction” means any Transfer effected on or through the New York Stock Exchange or on any other national or regional securities exchange on which the shares of the Company are traded or pursuant to a shelf registration statements or through a marketed placing or bookbuild offering at any time;

“Restricted Person” means (i) a person whose personal or business reputation or dealings are such as would make them unacceptable as a business partner to BHP (acting reasonably and in good faith); (ii) a Sanctioned Party; or (iii) a person who is in actual or is reasonably likely to become in imminent breach of applicable Anti-Corruption Laws or Sanctions Laws.

“Restricted Shares” has the meaning given in Recital (A);

“Sale Notice” shall have the meaning given in Clause 3.1;

“Sanctions Laws” means any sanctions, export control or import laws, or other regulations, orders, directives, designations, licences or decisions relating to the trade of goods, technology, software and services which are imposed, administered or enforced from time to time by Australia, the United States, the United Kingdom, the EU, EU Member States, the Isle of Man, Switzerland, Tanzania the United Nations or United Nations Security Council and also includes U.S. anti-boycott laws and regulations;

“trading day” means a day on which trading in the shares of the Company generally occurs on the New York Stock Exchange or if the shares of the Company are not then listed on the New York Stock Exchange, on the principal national or regional securities exchange on which the shares are then listed;

“Transfer” means (a) the sale of, offer to sell, contract or agreement to sell (including, for the avoidance of doubt, through a distribution in specie), hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in (a) or (b), and “Transferred” or any similar such expressions shall be interpreted accordingly; and

“Winding-Up” means a winding-up, dissolution, liquidation or similar process.

1.2	Singular, plural, gender

References to one gender include all genders and references to the singular include the plural and vice versa.

1.3	References to persons and companies

References to:

1.3.1	a person include any company, partnership or unincorporated association (whether or not having separate legal personality); and

1.3.2	a company include any company, corporation or body corporate, wherever incorporated.

1.4	References to subsidiaries and holding companies

The words “parent undertaking”, “subsidiary” and “subsidiary undertaking” shall have the same meaning in this Deed as their respective definitions in the Companies Act 2006.

1.5	Schedules etc.

References to this Deed shall include any Schedules to it and references to Clauses and Schedules are to Clauses of, and Schedules to, this Deed.

1.6	Headings

Headings shall be ignored in interpreting this Deed.

1.7	Reference to documents

References to any document (including this Deed), or to a provision in a document, shall be construed as a reference to such document or provision as amended, supplemented, modified, restated or novated from time to time.

1.8	Non-limiting effect of words

The words “including”, “include”, “in particular” and words of similar effect shall not be deemed to limit the general effect of the words that precede them.

1.9	Meaning of “to the extent that” and similar expressions

In this Deed, to the extent that shall mean “to the extent that” and not solely “if”, and similar expressions shall be construed in the same way.

1.10	Legal Terms

References to any English legal term shall, in respect of any jurisdiction other than England, be construed as references to the term or concept which most nearly corresponds to it in that jurisdiction.

2	Lock-Up Undertaking

2.1	Subject to Clause 4 (Exceptions), BHP undertakes that, during the Lock-Up Period, it will not effect any Transfer of the Restricted Shares.

2.2	If any Transfer of Restricted Shares is made or attempted contrary to the provisions of Clause 2.1, the Transfer shall be null and void ab initio, and the Company shall refuse to recognise any such transferee of the Restricted Shares as one of its equity holders for any purpose. In order to enforce this Clause 2.2, the Company may impose stop-transfer instructions with respect to the Restricted Shares of BHP (and any permitted transferees and assigns thereof) until the end of the Lock-Up Period.

2.3	During the Lock-Up Period, any Restricted Shares shall bear a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCKUP DEED, DATED AS OF [ ] 2025, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”) AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP DEED WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

2.4	For the avoidance of any doubt, BHP shall retain all of its rights as a shareholder of the Company with respect to the Restricted Shares during the Lock-Up Period, including the right to receive dividends and the right to vote any Restricted Shares.

3	Right of first refusal

3.1	Following the expiry of the Lock-Up Period, BHP undertakes that it shall not Transfer any of the Restricted Shares to a third party without first offering the Restricted Shares to the Company by way of written notice (each, a “Sale Notice”) on and subject to the terms of this Clause 3 (Right of first refusal).

3.2	To the extent any Restricted Shares are to be Transferred pursuant to an Off-Market Transaction or block trade with a known buyer, the Sale Notice shall:

3.2.1	be in writing;

3.2.2	specify the number of Restricted Shares to which the Sale Notice relates;

3.2.3	specify the identity of the third party or parties to whom BHP intends to Transfer the Restricted Shares (the “Buyer(s)”);

3.2.4	specify the price per Restricted Share offered by the Buyer(s);

3.2.5	specify any other material terms and conditions applicable to such intended Transfer (including the intended completion date of the Off-Market Transaction); and

3.2.6	not be varied or cancelled without the consent of the Company, provided that nothing in any Sale Notice shall oblige BHP to effect a sale of the Restricted Shares to any third party or parties.

3.3	To the extent the Restricted Shares are to be Transferred pursuant to an On-Market Transaction), the Sale Notice shall:

3.3.1	be in writing;

3.3.2	specify the number of Restricted Shares to which the Sale Notice relates;

3.3.3	specify the Market Price; and

3.3.4	not be varied or cancelled without the consent of the Company, provided that nothing in any Sale Notice shall oblige BHP to effect a sale of the Restricted Shares to any third party or parties.

3.4	The Company shall have the right to purchase the Restricted Shares which are subject to the Sale Notice on the terms specified in the Sale Notice (the “Exercise Right”) by delivering written acceptance to BHP at any time during the Exercise Period (the “Exercise Notice”).

3.5	If the Company elects to exercise the Exercise Right during the Exercise Period, completion of the Company’s purchase of the Restricted Shares must occur within 10 calendar days from receipt by BHP of the Exercise Notice unless otherwise agreed in writing between BHP and the Company.

3.6	If the Company (i) does not provide an Exercise Notice during the Exercise Period; or (ii) is unable to complete the purchase of the Restricted Shares for any reason within 10 calendar days from receipt by BHP of the Exercise Notice, BHP shall be entitled to sell the Restricted Shares:

3.6.1	to any third party or parties via one or more Off-Market Transactions (or targeted block trades) on terms that are no more favourable to the third-party purchaser(s) than those set out in the Sale Notice (including the price per Restricted Share); or

3.6.2	via one or more On-Market Transactions with any third party or parties irrespective of the price per Restricted Share (even if this is lower than the Market Price).

3.7	Any sale of the Restricted Shares pursuant to Clause 3.6 must be concluded by BHP within three (3) months of the date on which the Sale Notice is delivered by BHP.

4	Exceptions

4.1	The undertakings contained in Clauses 2.1 and 3.1 of this Deed shall not apply to Transfers in any of the following circumstances:

4.1.1	any Transfer of Restricted Shares which is notified in writing in advance to the Company and to which the Company gives its prior consent in writing;

4.1.2	any Transfer of Restricted Shares by BHP to an Affiliate provided that prior to the making of any Transfer, the transferee shall have agreed to be bound by the restrictions of this Deed;

4.1.3	upon the occurrence of a Compliance Event, in which case, BHP shall at any time be entitled to Transfer all or a portion of the Restricted Shares at any time;

4.1.4	in connection with a Transfer pursuant to a bona fide third party tender offer, merger, consolidation, liquidation, share exchange or other similar transaction made to all shareholders of the Company involving a change of control of the Company or which results in all shareholders of the Company having the right to exchange their shares for cash, securities or other property subsequent to the consummation of such transaction;

4.1.5	any Transfer of Restricted Shares pursuant to any offer by the Company to purchase its own shares which is made on identical terms to all shareholders of the Company;

4.1.6	taking up any rights granted in respect of a rights issue or other pre-emptive share offering by the Company and/or disposing of any such rights to fund the take-up of the balance of such rights by BHP;

4.1.7	any Transfer of Restricted Shares to any bona fide third party custodian financial institution, bank or broker, provided that BHP (or any Affiliate to whom BHP has Transferred Restricted Shares in accordance with the terms of this Deed) retains its beneficial interest and entitlement to any such Restricted Shares;

4.1.8	in connection with any bona fide mortgage, pledge or encumbrance to a financial institution, as collateral or security in connection with any bona fide loan or debt transaction or enforcement thereunder, including foreclosure thereof;

4.1.9	where a Transfer of Restricted Shares is required by Applicable Law, any competent authority, regulatory requirement (including those imposed by stock exchanges or Governmental Authorities) or by order of a court of competent jurisdiction;

4.1.10	any Transfer of Restricted Shares pursuant to a compromise or arrangement between the Company and its creditors or any class of them or between the Company and its members or any class of them which is agreed to by the creditors or members and (where required) sanctioned by the court pursuant to sections 157-159 of the Companies Act 2006 (as amended) of the Isle of Man (the “Isle of Man Companies Act”); and

4.1.11	any Transfer of Shares pursuant to scheme of reconstruction or amalgamation under sections 157-159 of the Isle of Man Companies Act in relation to the Company.

5	Termination

5.1	This Deed shall automatically terminate upon the earlier of:

5.1.1	the Company and BHP agreeing in writing to terminate it;

5.1.2	the date on which BHP ceases to own any Restricted Shares; or

5.1.3	an effective resolution being passed or a binding order being made for a Winding-Up of the Company other than to effect a scheme of reconstruction or amalgamation.

5.2	Termination of this Deed shall be without prejudice to the accrued rights of BHP and the Company immediately prior to such termination.

5.3	General

The provisions of Clauses 13.1 (Further Assurances); 13.2 (Whole Agreement); 13.3 (Assignment); 13.6 (Variation); 13.8 (Costs); 13.13 (Notices); 13.14 (Invalidity); 13.15 (Remedies and waivers), 13.16 (Counterparts) and 13.17 (Governing law and dispute resolution) of the SPA shall apply mutatis mutandis to this Deed.

In witness whereof this Deed has been duly executed as a deed by each of the parties on the date stated at the beginning of this Deed.

[Signature page follows]

SIGNED as a DEED by BHP BILLITON (UK) DDS LIMITED

/s/[***]
Director

/s/[***]
Director

[Signature page to Lock-Up Deed]

SIGNED as a DEED by LIFEZONE METALS LIMITED

/s/[***]
Director

/s/[***]
Director

[Signature page to Lock-Up Deed]